Exhibit 10.1

FOURTH AMENDMENT TO MASTER LEASE

THIS FOURTH AMENDMENT TO MASTER LEASE (this “Fourth Amendment”) is entered into as of November 2, 2017 (the “Fourth Amendment Date”), by and between the entities listed as “Tenant” on the signature pages attached hereto (each referred to herein individually and collectively as “Tenant”), the entities and individuals listed as “Guarantor” on the signature pages attached hereto (each referred to herein individually and collectively as “Guarantor”), and CTR PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord").

R E C I T A L S :
A.Landlord and Tenant are parties to that certain Master Lease entered into as of July 30, 2015 (as amended by that certain First Amendment to Master Lease entered into as of July 30, 2015, that certain Second Amendment to Master Lease entered into as of March 7, 2016 (the “Second Amendment”, and that certain Third Amendment to Master Lease entered into as of March 21, 2017 (the “Third Amendment”), collectively, the “Master Lease” or “Lease”), contemplating, among other things, Tenant leasing from Landlord certain Premises more particularly described in the Master Lease.
B.Pursuant to that certain Guaranty of Lease dated as of July 30, 2015 (as amended by that certain First Amendment to Guaranty of Master Lease dated as of November 15, 2016, and that certain Second Amendment to Guaranty of Master Lease dated as of February 14, 2017, the “Guaranty”), Guarantor agreed, among other things, to guaranty the obligations of Tenant under the Master Lease.
C.Each Tenant has, with respect to its corresponding Facility, entered into a Facility Management Agreement (each, a “PSM Management Agreement” and, collectively, the “PSM Management Agreements”) with Pristine Senior Management, LLC, an Indiana limited liability company (“PSM”), pursuant to which PSM agrees to manage the day-to-day operations of the Facilities, subject to the terms and conditions of the PSM Management Agreements.  PSM is an Affiliate of Tenant and Guarantor.
D.Landlord and Tenant have agreed to, inter alia, an early termination of the Master Lease with respect to some, but not all, of the Facilities, subject to the terms and conditions set forth in this Fourth Amendment.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.
E.Tenant, Guarantor, and Landlord now desire to amend the Lease, all as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, taking into account the foregoing Recitals, which by this reference are incorporated herein, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant, Guarantor, and, for the specific provisions identified herein, PSM agree as follows:
1.Agreement to Transition Certain Facilities.

a.
During the period (the “Transition Period”) commencing with the Fourth Amendment Date and terminating on the first day of the first calendar month after the date that is nine (9) months from the Fourth Amendment Date (such date, the “Transition Period

1

Expiration Date”), Landlord and Tenant shall use commercially reasonable efforts to cause the transfer and transition, practically and legally (and without interruption of any business activities therein, regulatory or otherwise), of the day-to-day operations of those Facilities identified on Schedule 1 attached hereto as the “Transitioned Facilities” to one or more new operators designated by Landlord in its sole and absolute discretion (individually, and collectively, the “New Operator”) (each, an “Operational Transfer”, and, collectively, the “Operational Transfers”).  Those Facilities that are not the Transitioned Facilities, and are identified on Schedule 1 as the “Retained Facilities”, shall hereinafter be referred to as the “Retained Facilities”.

b.
Tenant and PSM agree to take all steps that are commercially reasonable to facilitate the Operational Transfers including, without limitation, Tenant entering into and complying with an operations transfer agreement(s) with New Operator(s) on substantially the same form as was executed by Tenant as of March 21, 2017 in connection with the Third Amendment (as modified pursuant hereto, the “OTA”). Landlord and Tenant agree to the making of only such modifications thereto as are reasonably necessary to (i) reflect the terms and conditions set forth in this Fourth Amendment, (ii) accommodate more than one New Operator (if necessary), (iii) provide that as of the Transition Date, Tenant will leave the Transitioned Facilities with supply and inventory levels consistent with those levels of supplies and inventory in place at the time Tenant took possession of the Transitioned Facilities under the Lease and Tenant will convey said supplies and inventory to New Operator for no additional consideration on the Transition Date (as more particularly set forth in the OTA), and (iv) if requested, create a separate (but substantively identical) OTA for each Facility and/or for each Transition Date (as defined below). During the Transition Period, Tenant and PSM shall grant New Operator(s) reasonable access to the Premises and Tenant’s (and/or each Facility’s) books and records in relation to the operations thereof.  Tenant and PSM hereby agree to reasonably and promptly cooperate with New Operator(s) in connection with its efforts to obtain the licenses, permits and other authorizations needed for New Operator(s) to operate the Premises for its current use from and after the Operations Transfer, including, without limitation, by filing, submitting or otherwise distributing such applications and notices as New Operator may reasonably request, provided that Tenant shall not be required to incur any material expense in doing so.  The OTA shall provide, and Tenant, PSM, and Guarantor hereby agree, that the business, operations, and all other items and property transferred to New Operator in connection with an Operations Transfer, shall be transferred and conveyed to New Operator free and clear of all liens, encumbrances, obligations, and liabilities occurring, existing, accruing or arising prior to the Transition Date.

c.
The effective date of the Operations Transfer(s) (the “Transition Date”) shall be as set forth in the OTA, and shall occur prior to the Transition Period Expiration Date. Notwithstanding anything contained herein to the contrary, Landlord shall undertake commercially reasonable efforts to cause all Operations Transfers to occur on the same Transition Date.

d.
Effective as of the Fourth Amendment Date, Tenant, Guarantor, and PSM hereby agree that the compensation payable to PSM under each PSM Management Agreement shall be limited to the following: (i) until all Deferred Rent has been paid in full pursuant to Section 5 of this Fourth Amendment, a monthly sum equal to five percent (5%) of the

2

applicable Facility’s Adjusted Gross Revenue (as defined in the PSM Management Agreements), (ii) after all Deferred Rent has been paid in full pursuant to Section 5 of this Amendment, and for so long as the applicable Facility is subject to the Master Lease, a monthly sum as determined by Tenant and PSM but in no event to exceed seven percent (7%) of the applicable Facility’s Adjusted Gross Revenue, and (iii) the Reimbursable Costs (as defined in the PSM Management Agreements) pursuant to Section 5.3 of the PSM Management Agreements.  Until October 1, 2018, Tenant, Guarantor and PSM agree that any profits, proceeds, cash or other items of value that would otherwise be available for distribution to Tenant’s or PSM’s (as applicable) members or other equity interest holders (including, without limitation, Guarantor) shall, instead, promptly be used to pay off and settle past-due trade payables.
2.Partial Termination of Lease.  On and subject to the terms and conditions set forth in this Fourth Amendment, Landlord and Tenant hereby agree that the Lease shall be deemed cancelled and terminated solely with respect to the Transitioned Facilities on and as of 11:59 p.m. on the date immediately prior to the Transition Date. The Lease shall have no force or effect with respect to the Transitioned Facilities from and after 11:59 p.m. on the date immediately prior to the Transition Date. Except as otherwise set forth in this Fourth Amendment, each of Landlord and Tenant do hereby release and discharge the other from any claims, liabilities or obligations arising under the Lease with respect to the Transitioned Facilities after the Transition Date; provided, however, the foregoing shall not release either party from any claims, liabilities or obligations that (i) on their terms survive the termination of the Lease with respect to a termination thereof, including, but not limited to, the indemnity obligations of Tenant pursuant to Article XV and Section 19.4 of the Lease, (ii) relate to the Retained Facilities (whether arising prior to or after the Transition Date), (iii) pertain to the obligations of Tenant, PSM, and/or Guarantor pursuant to this Fourth Amendment, or (iv) arise under the Lease prior to the Transition Date.
3.Amendments to Master Lease.  The Master Lease is hereby amended as follows:

a.	Base Rent. Effective as of October 1, 2017, new Sections 2.1.1(A), 2.1.1(B), and 2.1.1(C) are hereby added to the Master Lease:
“2.1.1(A) Commencing October 1, 2017, Base Rent shall be an annual amount equal to Fifteen Million Five Hundred Eighty-Seven Six Hundred Ninety-Two Dollars ($15,587,692).  Commencing on March 1, 2018 (and assuming the Transition Date has not yet occurred as of such date), Tenant will pay to Landlord as Base Rent hereunder an annual amount equal to Fifteen Million Nine Hundred Fifty-One Thousand Two Hundred Dollars ($15,951,200).
2.1.1(B) Effective as of the Transition Date, and in order to reflect the Operations Transfers and termination of this Lease with respect to the Transitioned Facilities, the annual Base Rent payable pursuant to Section 2.1.1(A) shall be reduced by the amount of Six Million Five Hundred Thousand Dollars ($6,500,000); provided, however, if there is more than one Transition Date, then at each Transition Date the annual amount of Base Rent payable hereunder shall be equitably abated as reasonably determined by Landlord to reflect the Operations Transfer and termination of this Lease solely with respect to those Transitioned Facilities applicable to each such Transition Date, provided that on the final Transition Date, the annual amount of Base Rent hereunder shall have been, in the aggregate, reduced by an amount equal to $6,500,000 to reflect the Operations Transfers and the termination of this Lease with respect to the Transitioned Facilities.

3

2.1.1(C) Commencing on July 1, 2018, and assuming the Operations Transfers have occurred, Tenant will pay to Landlord as Base Rent hereunder an annual amount equal to Nine Million Eight Hundred Forty-Five Thousand Dollars ($9,845,000).  Notwithstanding the foregoing, effective as of July 1, 2019, and effective on each July 1st thereafter during the Term (including, without limitation, and subject to the first sentence of Section 2.1.2 below, which is not superseded hereby, any Extension Term), the Base Rent shall increase to an annual amount equal to the sum of (a) the annual Base Rent for the immediately preceding twelve (12)-month period, and (b) the annual Base Rent for the immediately preceding twelve (12)-month period multiplied by the greater of (i) two percent (2.0%) or (ii) the Adjusted CPI Increase (with the CPI Increase calculated for the immediately preceding twelve (12)-month period).”

b.	Exhibit B to Master Lease. Effective as of the Transition Date, the legal descriptions of the Transitioned Facilities shall be deemed deleted and removed from Exhibit B to the Master Lease.

c.	Schedule 1 to Master Lease. Effective as of the Transition Date, the Transitioned Facilities shall be deemed deleted and removed from Schedule 1 to the Master Lease.

d.
Right of First Refusal. Effective as of the Fourth Amendment Date, Section 25.6 of the Lease is hereby amended and restated in its entirety to read as follows: “25.6  The provisions of this Article XXV shall terminate and be of no further force or effect on the earlier to occur of:  (i) the Transition Date (if more than one Transition Date, the Transition Date on which this Lease is terminated with respect to the first Transitioned Facility), and (ii) March 31, 2018.”

e.
November 2017 Rent. Notwithstanding anything in the Lease to the contrary, Landlord and Tenant hereby agree as follows with respect to the payment of Base Rent for the month of November 2017: (i) on or before November 6, 2017, Tenant shall pay to Landlord partial Base Rent for the month of November 2017 in the amount of $650,000, and (ii) on or before November 13, 2017, Tenant shall pay to Landlord the balance of the Base Rent payable under the Lease for November 2017.

4.Tax Reserve; Tax Advance.

a.
December 2017 Bed Tax Payment. Tenant shall fulfill its responsibility to fund the full and timely payment of the Bed Taxes for all of the Facilities attributable to the period from July 1, 2017 through September 30, 2017 (such amount, the “December 2017 Bed Tax Liability”) as follows:

i.
Tenant shall pay to Landlord as Additional Rent, and for deposit into the Tax Reserve, the following amounts at the following times (each, a “Tenant 2017 Bed Tax Deposit”):  (A) on or before November 15, 2017, the amount of $308,855.33, and (B) on or before December 11, 2017, the amount of $209,710.66, plus the positive difference, if any, between (1) the sum of the aggregate Tenant 2017 Bed Tax Deposits made pursuant to clauses (A) and (B) above plus any bed taxes paid from escrow with respect to the Sale Beds under contract to be sold, and (2) the Landlord 2017 Bed Tax Advance (as defined below).

4

ii.
On or before December 15, 2017, provided that Tenant has timely paid to Landlord the Tenant 2017 Bed Tax Deposits and there is no Event of Default then in existence and continuing, Landlord shall make a final Tax Advance (the “Landlord 2017 Bed Tax Advance”) in an amount sufficient to cause the balance of the total outstanding Tax Advance to be Six Million Five Hundred Thousand Dollars (US$6,500,000).

iii.
Notwithstanding anything in Section 4.5.6 of the Lease to the contrary, the amounts deposited into the Tax Reserve pursuant to Sections 4(a)(i) and (ii) shall be used by Landlord to discharge the December 2017 Bed Tax Liability; provided, however, that if by December 15, 2017 the amounts deposited into the Tax Reserve pursuant to Sections 4(a)(i) and (ii) are not sufficient to pay and discharge in full the December 2017 Bed Tax Liability, Tenant shall be required to immediately deposit into the Tax Reserve cash sufficient to cover any shortage therein.

b.
February 2018 Bed Tax Payment. Tenant shall further pay to Landlord as Additional Rent, and for deposit into the Tax Reserve, on or before February 10, 2018, Tenant’s prorata share of the Bed Tax amount due for the Transitioned Facilities for the period from October 1, 2017 to the Transition Date; provided however that if the Transition Date is after December 31, 2017 (i) the amount due on February 10, 2018 shall be limited to the Bed Tax due thereon for the period from October 1, 2017 through December 31, 2017; and (ii) the Bed Tax due for periods from and after January 1, 2018 up until the actual Transition Date shall be paid by Tenant to Landlord not less than five (5) days prior to their respective due dates.

c.
Impositions for Transitioned Facilities. With respect to the Transitioned Facilities, following the Transition Date Tenant shall remain obligated to timely pay to Landlord, as Additional Rent, all Real Property Impositions and Bed Taxes accruing for the Transitioned Facilities prior to the Transition Date, regardless of whether such payments fall due before or after the Transition Date. Tenant shall deposit into the Tax Reserve the amount of any pre-Transition Date accrued Real Property Impositions and Bed Taxes not less than ten (10) days prior to the due date of such Real Property Impositions or Bed Taxes. Provided that Tenant has timely complied with such obligations, Landlord shall cause to be paid from the Tax Reserve, on the date that is five (5) days before due, the pre-Transition Date Real Property Impositions and Bed Taxes with respect to the Transitioned Facilities. Excepting interest and penalties accruing thereafter due to Tenant’s failure to timely or fully remit sufficient payments hereunder to the Tax Reserve, in no event will Tenant be responsible to pay any Impositions with respect to a Transitioned Facility accruing and attributable to periods after the Facility’s Transition Date.  If Tenant has timely remitted in full to the Tax Reserve the payments required hereunder, Landlord shall be responsible for all interest and penalties if Real Property Impositions and Bed Taxes are not paid timely to the applicable taxing authorities.

d.
Impositions for Retained Facilities. Commencing January 1, 2018, except as otherwise set forth in this Fourth Amendment, Tenant’s obligation to pay to Landlord the Additional Rent referred to in Section 4.5.5 of the Lease (as set forth in the Third Amendment) shall cease with respect to the Retained Facilities; further, excepting the Landlord 2017 Bed Tax Advance, Landlord shall not be required to make any further Tax Advances from and after the date of this Fourth Amendment.

5

e.
Impositions, General. Section 4.1.1 of the Lease is hereby amended and restated as follows: “4.1.1.  Tenant will fund and pay directly to the taxing authorities all Real Property Impositions, Bed Taxes, and other Impositions attributable to any tax period or portion thereof occurring during the Term, when due and before any fine, penalty, premium, interest or other cost may be added for late or non-payment.  If any such Real Property Imposition, Bed Tax, or other Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Real Property Imposition, Bed Tax, or other Imposition), Tenant may exercise the option to pay same (and any accrued interest on the unpaid balance thereof) in installments (provided no such installments shall extend beyond the Term) and, in such event, shall pay such installments during the Term before any fine, penalty, premium, further interest or cost may be added thereto. Tenant shall deliver to Landlord, on or before the due date of the underlying Real Property Imposition or Bed Tax, copies of the invoice therefor, the check delivered for payment thereof (if paid by check) and an original receipt evidencing such payment or other proof of payment satisfactory to Landlord.”

f.
Impositions; Mortgage and Default. Section 4.5.1 of the Lease is hereby amended and restated as follows: “4.5.1.  If required under the terms of any Facility Mortgage Document or at Landlord’s option (to be exercised by thirty (30) days’ written notice to Tenant) following (A) the occurrence and during the continuation of an Event of Default, or (B) following the occurrence of more than one (1) Event of Default in any twelve (12) month period and for the remainder of the Term, Tenant shall include with each payment of Base Rent a sum equal one-twelfth (1/12th) of the amount required to discharge the annual amount of Real Property Impositions and Bed Taxes. Landlord may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated annual Real Property Impositions and Bed Taxes if necessary to provide a sufficient fund (the “Tax Reserve”) from which to make payment of such Real Property Impositions and Bed Taxes on or before the next due date of any installment thereof; provided, however, such Tax Reserve shall not, in any event, exceed at any given time that amount that is one hundred twenty percent (120%) of the sum of the estimated Real Property Impositions and Bed Taxes payable at any time during the period that is sixty (60) days following any such given date of determination. Additionally, Landlord may change its estimate of any Real Property Imposition or Bed Taxes for any period on the basis of an actual, pending, or threatened (in writing) change in an assessment or tax rate applicable to any Real Property Impositions or Bed Taxes. In such event, Tenant shall deposit with Landlord the amount in excess of the sums previously deposited with Landlord for the applicable period within ten (10) days after Landlord’s request therefor necessary to satisfy any such change in assessment or tax rate.  If at any time within thirty (30) days before the due date of any Real Property Imposition or Bed Taxes, the deposits are insufficient for the payment in full of the obligation for which the deposits are being held, Tenant shall remit the amount of the deficiency to Landlord within ten (10) days after written demand from Landlord.  If Landlord elects (to the extent permitted hereby), to require Tenant to impound Real Property Impositions and Bed Taxes hereunder, Tenant shall, as soon as they are received, deliver to Landlord copies of all notices, demands, claims, bills and receipts in relation to the Real Property Impositions and Bed Taxes.”

6

g.
Additional Rent. Nothing in this Fourth Amendment shall cancel, terminate, reduce, modify, or otherwise alter in any manner whatsoever (or be deemed to cancel, terminate, reduce, modify or otherwise alter) Tenant’s obligation to pay “Additional Rent” (as defined in Section 2.2 of the Lease) as and when set forth in Section 2.2 of the Lease.  Landlord shall have no further liability or obligation to deposit or otherwise contribute any amounts to the Tax Advance or the Tax Reserve, except as may be set forth in Section 4(b) above.

5.
Payment of Deferred Rent.  Concurrently with the execution and delivery of this Fourth Amendment, on the Fourth Amendment Date Tenant shall pay to Landlord Base Rent for the month of October 2017 (as adjusted pursuant to this Amendment). In partial consideration for Landlord’s willingness to agree to this Fourth Amendment, Tenant hereby agrees to pay to Landlord, as Additional Rent, the following outstanding amounts (the “Deferred Rent”) pursuant to the terms and conditions of this Section 5: (i) unpaid Base Rent for the month of September 2017 in the amount of Seven Hundred Fifty Thousand Dollars (US$750,000), and (ii) the outstanding balance of the Tax Advance, as increased by the Landlord 2017 Bed Tax Advance and any other amounts hereafter contributed thereto by Landlord. Notwithstanding Section 2.4 of the Lease to the contrary, the amount of Deferred Rent outstanding from time to time shall accrue interest at the Agreed Rate, provided that, solely for purposes of this Section 5 (and without modifying the use of such term as set forth in the Lease), “Agreed Rate” shall mean 6.25%, with such interest calculated on the daily outstanding balance thereunder as reasonably determined by Landlord, and notwithstanding the following two sentences, at Tenant’s election Tenant shall be allowed to pay any or all of the outstanding Deferred Rent and any accrued interest thereon earlier than scheduled herein, but not later. Tenant and Guarantor hereby agree that the Deferred Rent (including any accrued but unpaid interest and other sums due with respect thereto) shall be paid, if not sooner, as follows: (i) notwithstanding anything in Section 6.14 of the Lease to the contrary (and except as expressly set forth in the following paragraph of this Section 5), Tenant shall cause any net Bed Sale Proceeds to be paid to Landlord and applied, for Tenant’s benefit, to reduce the outstanding balance of the Deferred Rent (provided, for the avoidance of doubt, that “net” Bed Sale Proceeds to be applied to the reduction of Deferred Rent shall mean the gross Bed Sale Proceeds, net of any Bed Taxes paid ~~from~~ with respect to the underlying Sale Beds and commissions, legal fees, and other reasonable transaction costs incurred in connection with the sale of the Sale Beds, and (ii) commencing on October 15, 2018 and continuing on the fifteenth (15th) day of each calendar month thereafter to and including January 15, 2023 (the “Deferred Rent Outside Date”), Tenant shall be required to pay to Landlord as Additional Rent One Hundred Thousand Dollars (US$100,000) per month. On the Deferred Rent Outside Date Tenant shall be required to pay to Landlord, as Additional Rent, the entire remaining outstanding balance of the Deferred Rent, if any, including all accrued and unpaid interest and other sums due thereon.  Payments made by Tenant pursuant to this Section 5 shall first be applied to accrued and unpaid interest on the Deferred Rent and then to reduce the principal amount of the Deferred Rent. For the avoidance of doubt, Landlord, Tenant, and Guarantor agree that the Deferred Rent is not a loan, but rather constitutes deferred Base Rent and Additional Rent payable upon the terms set forth herein, and as such is not evidenced or secured by any arrangement other than this Lease and the Guaranty and the obligation to pay the Deferred Rent on the terms set forth in this Section 5 does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Further, Guarantor hereby agrees that for the avoidance of doubt, Tenant’s obligations under this Section 5 shall be included in the definition of “Guaranteed Obligations” as such term is used in the Guaranty.  Landlord’s willingness to agree to the payment of Deferred Rent on the terms and conditions set forth in this Section 5 is conditioned upon Tenant’s ongoing compliance with the terms and conditions of the Master Lease; therefore, upon the occurrence of an Event of Default Landlord may elect (in its sole and absolute discretion) to declare all amounts of Deferred Rent (and all accrued, but unpaid interest thereon), together with all other sums

7

payable to Landlord pursuant to this Section 5, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, and such right and remedy of Landlord shall be in addition to, and not exclusive of, any other right, power or remedy which Landlord may have against Tenant or Guarantor pursuant to this Fourth Amendment, the Lease, or any other agreement, or existing at law or in equity or otherwise.
Without limiting the provisions of Section 6.14.4 of the Master Lease, in the event that the existing contracts to sell the Sale Beds do not close by March 31, 2018 and additional escrow payments are not funded by the buyers thereof before April 7, 2018, then Landlord shall have the right to elect to either de-license such Sale Beds or retain such Sale Beds for future sale by Landlord. In the event that a subsequent sale of the Sale Beds is completed by Landlord, any net proceeds realized from such Subsequent 2018 Bed Sale Transfer (as defined below), shall be applied to reduce the Deferred Rent as provided in the immediately preceding paragraph, after making deduction for commissions, Landlord’s transaction costs and bed taxes paid on such Sale Beds. As used herein, “Subsequent 2018 Bed Sale Transfer” shall mean the successful closing of escrow, and receipt by Landlord of the proceeds thereof, in connection with any subsequent sale and transfer of Sale Beds, which transaction and corresponding escrow closes on or before March 31, 2019.

6.
Improvement Projects. Subject to the terms and conditions set forth herein, Landlord has agreed to fund the cost of completing those capital repairs and improvements to the Transitioned Facilities more particularly described on Schedule 2 attached hereto and incorporated herein by reference (each, an “Improvement Project” and, collectively, the “Improvement Projects”).  Tenant shall prosecute the Improvement Projects in a diligent and workmanlike manner and, to the extent possible, shall complete the Improvement Projects prior to the Transition Date. Tenant shall cause the Improvement Projects to be completed in accordance with the provisions of Section 7.4 and, as applicable, Section 7.5 of the Lease. Prior to commencing any Improvement Projects, Tenant shall provide such written documentation as may be reasonably requested by Landlord with respect to such Improvement Projects.  Tenant shall complete each Improvement Project in accordance with, and Landlord shall fund any Improvement Project pursuant to, the terms and conditions set forth in Section 5 of the Second Amendment; provided, however, that Tenant’s Base Rent shall not be increased as a result of any disbursement by Landlord in connection with any Improvement Project. Notwithstanding anything herein to the contrary, during the Transition Period Tenant shall continue to maintain the Transitioned Facilities at Tenant’s expense as required by Section 7.1 of the Lease, but shall have no obligation to make or account for Required Capital Expenditures under Section 7.6 with respect to the Transitioned Facilities.

7.
Amendment to Guaranty. Effective as of the Fourth Amendment Date, Landlord, Tenant and Guarantor hereby agree that the Guaranty shall be deemed amended as follows and Landlord, Tenant, and Guarantor agree to enter into any additional documentation reasonably required by the other to document the amendments to the Guaranty provided for herein:

a.
So long as no Event of Default has occurred and is continuing, and so long as Tenant has not committed an event of default that remains uncured in connection with its obligations under any OTA, then effective as of the Transition Date (if there is more than one Transition Date, then with respect to each Transitioned Facility, effective as of the Transition Date on which this Lease is terminated with respect to such Transitioned Facility), the Guaranty shall, solely with respect to any Guaranteed Obligations pertaining to the Transitioned Facilities, be terminated. Said termination of the Guaranty solely with respect to the Guaranteed Obligations pertaining to the Transitioned Facilities shall be of no force or effect whatsoever with respect to the Guaranteed Obligations pertaining to the Retained Facilities and each Guarantor shall remain jointly

8

and severally liable to Landlord for the faithful performance of the Guaranty in connection with the Retained Facilities.

b.
Notwithstanding anything to the contrary herein, upon satisfaction of the Burn-Off Conditions (as defined below), the Guaranty shall, solely with respect to Christopher T. Cook (“Cook”), terminate and be of no further force or effect with respect to any liabilities arising from and after the date of such termination.  A termination of the Guaranty with respect to Cook pursuant hereto shall be of no force of effect whatsoever with respect to the remaining Guarantors and each such remaining Guarantor shall remain jointly and severally liable to Landlord for the faithful performance of the Guaranty.  As used herein, “Burn-Off Conditions” shall mean the following: (i) no Event of Default has occurred and is continuing as of the date of determination, (ii) at Tenant’s election, either: (A) (1) all Deferred Rent shall have been paid and satisfied in full pursuant to the provisions of Section 5 above and Tenant has paid the entire outstanding balance of the Deferred Rent on or before the Deferred Rent Outside Date, and (2) Tenant shall have deposited with Landlord an additional security deposit in cash (the “Burn-Off Deposit”) (or by the posting by Tenant, from a reputable issuer reasonably acceptable to Landlord, of a Letter of Credit pursuant to Section 3.2 of the Lease) in an amount equal to one (1) monthly payment of then Base Rent, or (B) (1) Tenant shall have paid to Landlord outstanding amounts of Deferred Rent such that the outstanding balance of the Deferred Rent (including any amounts of accrued but unpaid interest) is less than $2,500,000, and (2) Tenant shall have deposited with Landlord (in cash or by the posting by Tenant, from a reputable issuer reasonably acceptable to Landlord, of a Letter of Credit pursuant to Section 3.2 of the Lease) a Burn-Off Deposit in an amount equal to three (3) monthly payments of then Base Rent.  The Burn-Off Deposit shall be held by Landlord as an additional Security Deposit under the Lease pursuant to, and in accordance with, the terms set forth in Section 3.1 of the Lease and Landlord may, from time to time, without prejudice to any other right or remedy, apply such Burn-Off Deposit to the obligations due from Tenant under the Lease.  Within ten (10) Business Days after any increase in Base Rent, Tenant shall deposit with Landlord cash in the amount necessary to make the Burn-Off Deposit equal to one (1) monthly installment (or three (3) monthly installments, as applicable) of Base Rent.  If Landlord applies the Burn-Off Deposit (or any portion thereof), Tenant shall replenish the Burn-Off Deposit in full within five (5) Business Days after demand by Landlord. For the avoidance of doubt, the depositing by Tenant with Landlord of the Burn-Off Deposit shall not alter, cancel, amend, change, or otherwise modify in any respect Landlord’s rights pursuant to Section 3.1 of the Lease to require Tenant to deposit with Landlord the Security Deposit on the terms set forth in Section 3.1 of the Lease and Landlord’s right to require Tenant to deposit the Security Deposit with Landlord pursuant to Section 3.1 of the Lease shall be in addition to, and not in limitation of, any rights Landlord has with respect to the Burn-Off Deposit.  In no event shall the Burn-Off Deposit be deemed to be the satisfaction by Tenant of its obligations pursuant to Section 3.1 of the Lease (with respect to the Security Deposit) or Tenant’s rights or obligations under Section 6.12.1 of the Lease (with respect to the Additional Deposit).

8.	Definitions. Exhibit A to the Master Lease is hereby amended by replacing or adding the following defined terms, as applicable, as follows:

9

“Adjusted CPI Increase” means the actual CPI Increase as of the date of determination, not to exceed 3.0%.  In no event shall the CPI Increase be a negative number.
“Burn-Off Conditions” has the meaning set forth in Section 7 of the Fourth Amendment.
“Burn-Off Deposit” has the meaning set forth in Section 7 of the Fourth Amendment.
“CPI” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, All Items, Midwest Region B/C (Size 50,000-1,500,000) (December 1996 = 100).  If the foregoing index is discontinued or revised during the Term, the governmental index or computation with which it is replaced shall be used to obtain substantially the same result as if such index had not been discontinued or revised
“December 2017 Bed Tax Liability” has the meaning set forth in Section 4(a) of the Fourth Amendment.
“Deferred Rent” has the meaning set forth in Section 5 of the Fourth Amendment.
“Deferred Rent Outside Date” has the meaning set forth in Section 5 of the Fourth Amendment.
“Estimated Accrued Benefits Amount” has the meaning set forth in Section 10(i) of the Fourth Amendment.
“Final Accrued Benefits Amount” has the meaning set forth in Section 10(i) of the Fourth Amendment.
“Fourth Amendment” shall mean that certain Fourth Amendment to Master Lease dated as of November 2, 2017 by and among Landlord, Tenant, Guarantor, and for the limited purposes set forth therein, PSM.
“Fourth Amendment Date” has the meaning set forth in the Preamble of the Fourth Amendment.
“Improvement Project” has the meaning set forth in Section 6 of the Fourth Amendment.
“Improvement Project Cap” has the meaning set forth in Section 6 of the Fourth Amendment.
“Landlord 2017 Bed Tax Advance” has the meaning set forth in Section 4(a) of the Fourth Amendment.
“Master Lease” or “Lease” has the meaning set forth in Recital A of the Fourth Amendment.
“Minimum Rent Coverage Ratio’ shall mean a Portfolio Coverage Ratio of:

a.	1.15 to 1.00 for Testing Dates during the period commencing October 1, 2018 and expiring on September 30, 2019,

b.	1.20 to 1.00 for Testing Dates during the period commencing October 1, 2019 and expiring on September 30, 2021,

10

c.	1.25 to 1.00 for Testing Dates during the period commencing October 1, 2021 and for each successive measurement period for the remainder of the Term.”
“New Operator” has the meaning set forth in Section 1(a) of the Fourth Amendment.
“Operations Transfer” has the meaning set forth in Section 1(a) of the Fourth Amendment.
“OTA” has the meaning set forth in Section 1(b) of the Fourth Amendment.
“PSM” has the meaning set forth in Recital C of the Fourth Amendment.
“PSM Management Agreements” has the meaning set forth in Recital C of the Fourth Amendment.
“Retained Facilities” has the meaning set forth in Section 1(a) of the Fourth Amendment.
“Second Amendment” has the meaning set forth in Recital A of the Fourth Amendment.
“Tenant 2017 Bed Tax Deposit” has the meaning set forth in Section 4(a) of the Fourth Amendment.
“Third Amendment” has the meaning set forth in Recital A of the Fourth Amendment.
“Transition Date” has the meaning set forth in Section 1(c) of the Fourth Amendment.
“Transition Facilities” has the meaning set forth in Section 1(a) of the Fourth Amendment.
“Transition Period” has the meaning set forth in Section 1(a) of the Fourth Amendment.
“Transition Period Expiration Date” has the meaning set forth in Section 1(a) of the Fourth Amendment.
9.Working Capital.  Tenant hereby represents and warrants to Landlord that as of the Fourth Amendment Date, Tenant has immediately available working capital in an amount reasonably sufficient to fund the day-to-day operations of the Facilities and sufficient to satisfy all Legal Requirements and maintain all Authorizations at the Facilities.  Tenant shall, within five (5) days of written request of Landlord, provide evidence reasonably acceptable to Landlord demonstrating Tenant’s compliance with the representations, warranties, and covenants set forth in this Section 9.
10.Miscellaneous.
a.Effect of Amendment.  Except to the extent the Lease is modified by this Fourth Amendment, the remaining terms and conditions of the Lease shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Lease and the terms and conditions of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall prevail and control.  As used in the Lease, all references to “this Lease” or “this Master Lease” shall mean and refer to the Lease as amended by this Fourth Amendment.

11

b.Entire Agreement.  The Lease, together with this Fourth Amendment, embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.
c.Counterparts.  This Fourth Amendment may be executed in one or more counterparts, including facsimile counterparts or electronic pdf counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.
d.Reaffirmation of Obligations.  Notwithstanding the modifications to the Lease contained herein, Tenant hereby acknowledges and reaffirms its obligations under the Lease as amended hereby and all other documents executed by Tenant in connection therewith.  Notwithstanding the modifications to the Lease contained herein, each Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in such Guaranty to the Lease or any terms or conditions contained therein shall mean such Lease or such terms or conditions as modified by this Fourth Amendment.  The parties, including Guarantor, agree that the “Lease” referred to in the Guaranty shall mean the Master Lease, as amended, modified and revised by this Fourth Amendment.
e.No Offsets or Defenses.  Through the date of this Fourth Amendment, and to Tenant’s and Guarantor’s knowledge, neither Tenant nor Guarantor has, nor claims, any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Fourth Amendment, the Master Lease, the Guaranty, or any of the other documents or agreements executed in connection therewith.  In addition, Tenant and Guarantor each covenant and agree with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant or Guarantor has knowledge as of the date of this Fourth Amendment, Tenant hereby irrevocably and expressly waives the right to assert such matter.
f.Further Instruments.  Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Fourth Amendment.  Upon request of Landlord, Tenant agrees to execute and enter into a completely amended and restated Master Lease of the Premises, restating and incorporating the terms and provisions of the Master Lease as amended to date.
g.Events of Default.  In addition to all other matters constituting an Event of Default under the terms of the Master Lease, the breach or default by Tenant of any term, covenant, agreement, condition, provision, representation or warranty contained in this Fourth Amendment shall constitute an “Event of Default” under the Master Lease.
h.Transition Fee. If the Transitioned Facilities are transitioned to more than one (1) New Operator, Landlord shall pay to Tenant at the time of each such transition occurring after the first transition an amount equal to $27,500 per transition.
i.Accrued Benefits.  On the Transition Date, and as more particularly set forth in the OTA, Tenant will cause to be paid to New Operator an amount equal to $267,000 (the “Estimated Accrued Benefits Amount”), which Estimated Accrued Benefits Amount represents the estimated amount of all awarded (prior to the Transition Date) vacation benefits (collectively, “Employee Accruals”) provided to those employees of Tenant who are retained by New Operator on the Transition Date. Pursuant to the OTA, New Operator shall assume the obligation to pay and/or otherwise award such employees their applicable Employee Accruals that have been awarded prior to the Transition Date.  Landlord and Tenant

12

hereby agree that the Estimated Accrued Benefits Amount set forth above is an estimate only and, therefore, on or before the date that is ten (10) days after the Transition Date, Tenant and New Operator shall reconcile the exact amount of awarded (prior to the Transition Date) Employee Accruals for those employees of Tenant who are retained by New Operator on the Transition Date (the “Final Accrued Benefits Amount”). Within ten (10) days of Tenant and New Operator reconciling the Final Accrued Benefits Amount against the Estimated Accrued Benefits Amount, any adjustments owing from Tenant or New Operator, as applicable, to the other in connection with such reconciliation shall be paid in full to Tenant or New Operator, as applicable
j.Middletown.  As more particularly set forth in the OTA, on the Transition Date for the Facility known as Pristine of Middletown, Tenant will cause to be paid to New Operator an amount equal to $141,000 in connection with the refundable resident deposits held by Tenant in connection with those units referred to as the “patio homes” at the Middletown Facility.
(a)[Signature pages to follow]

13

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first set forth above.

TENANT:
PRISTINE SENIOR LIVING OF BEAVERCREEK, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF BELLBROOK, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF CINCINNATI-DELHI, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF CINCINNATI-RIVERVIEW, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager

[Signatures continued on next page]

PRISTINE SENIOR LIVING OF CINCINNATI-THREE RIVERS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF DAYTON-CENTERVILLE, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF ENGLEWOOD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF JAMESTOWN, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF PORTSMOUTH, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
[Signatures continued on next page]
PRISTINE SENIOR LIVING OF OXFORD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF MIDDLETOWN, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF TOLEDO, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
PRISTINE SENIOR LIVING OF WILLARD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF XENIA, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
[Signatures continued on next page]
PRISTINE SENIOR LIVING OF NORWOOD TOWERS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF HIGHLANDS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company, Member
By:     /s/ Christopher T. Cook

        Christopher T. Cook, Manager
GUARANTOR:
/s/ Christopher T. Cook

Christopher T. Cook
PRISTINE SENIOR LIVING, LLC,
an Indiana limited liability company
By:    /s/ Christopher T. Cook
    Christopher T. Cook, Manager
PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company
By:    Pristine Senior Living, LLC,
    an Indiana limited liability company,
    sole member
By:    /s/ Christopher T. Cook
        Christopher T. Cook, sole member

[Signatures continued on next page]

LANDLORD:
CTR PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	CARETRUST GP, LLC, a Delaware limited liability company Its: general partner

By:	CARETRUST REIT, INC., a Maryland corporation, its sole member

By:	/s/ Gregory K. Stapley Gregory K. Stapley, President

[Signatures Continued on Next Page]

JOINDER
Pristine Senior Management, LLC, an Indiana limited liability company hereby joins in this Fourth Amendment for the limited purpose of assuming and agreeing to be bound by the obligations contained in Sections 1 and 2 of this Fourth Amendment.
PRISTINE SENIOR MANAGEMENT, LLC,
an Indiana limited liability company
By:    /s/ Christopher T. Cook
    Christopher T. Cook, Manager

SCHEDULE 1

TRANSITIONED FACILITIES AND RETAINED FACILITIES

TRANSITIONED FACILITIES
Facility Name	Facility Address
Pristine Senior Living and Post-Acute Care of Cincinnati-Riverside	315 Lilienthal Street Cincinnati, OH 45204
Pristine Senior Living and Post-Acute Care of Cincinnati-Riverview	5999 Bender Road Cincinnati, OH 45233
Pristine Senior Living and Post-Acute Care of Cincinnati-Three Rivers	7800 Jandaracres Drive Cincinnati, OH 45248-2032
Pristine Senior Living and Post-Acute Care of Middletown	4400 Vannest Avenue Middletown, OH 45042-2770
Pristine Senior Living and Post-Acute Care of Oxford	6099 Fairfield Road Oxford, OH 45056
Pristine Senior Living and Post-Acute Care of Norwood Towers	1500 Sherman Avenue, Cincinnati, Ohio
Pristine Senior Living and Post-Acute Care Highlands	1578 Sherman Avenue, Cincinnati, Ohio

RETAINED FACILITIES
Facility Name	Facility Address
Pristine Senior Living and Post-Acute Care of Beavercreek	3854 Park Overlook Drive Beavercreek, OH 45431-5801
Pristine Senior Living and Post-Acute Care Dayton-Centerville	7300 McEwen Road Dayton, OH 45459-3911
Pristine Senior Living and Post-Acute Care of Sugarcreek	1957 N. Lakeman Drive Bellbrook, OH 45305
Pristine Senior Living and Post-Acute Care of Xenia	126 Wilson Drive Xenia, OH 45385-6603
Pristine Senior Living and Post-Acute Care of Jamestown	4960 US Route 35 East Jamestown, OH 45335-1712
Pristine Senior Living and Post-Acute Care of Englewood	425 Lauricella Court Englewood, OH 45322-0340
Pristine Senior Living and Post-Acute Care of Portsmouth	727 Eighth Street Portsmouth, OH 45662-4020
Pristine Senior Living and Post-Acute Care Toledo	2051 Collingwood Blvd. Toledo, OH 43620
Pristine Senior Living and Post-Acute Care of Willard	370 East Howard Street, Willard, Ohio 44890

SCHEDULE 2

IMPROVEMENT PROJECTS

Facility	Description	Total Estimated Cost	Projected Start Date	Projected Completion Date
Highlands	Window replacement north wing	$50,000	11/1/2017	12/15/2017
Highlands	HVAC Units Hallway and Office Areas (9)	$12,000	11/1/2017	12/8/2017
Middletown	Studio Renovation	$3,000	10/2/2017	12/30/2017
Norwood	AC Chiller	$103,000	11/1/2017	11/10/17
Norwood	Awnings	$6,210	11/13/2017	11/30/2017
Oxford	HVAC Repair/Upgrade	$7,000	10/18/2017	11/15/2017
Riverside	Exhaust Vent Motors	$1,200	10/17/2017	10/17/2017
Riverview	Roof Replacement	$50,000	10/2/2017	10/24/2017
Riverview	Renovation 6th Floor	$8,000	10/9/2017	11/17/2017
Riverview	Fire Hydrant Repair	$7,000	10/16/2017	11/17/2017
Riverview	Elevator Upgrade	$7,000	10/25/2017	12/15/2017
Riverview	PTAC Replacement	$6,000	11/1/2017	11/14/2017
Three Rivers	PTACs (3)	$5,000	10/5/2017	10/12/2017